UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

Alarm.com Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 15, 2016, Jennifer Moyer informed Alarm.com Holdings, Inc. (the “Company”) of her intention to resign from her position as Chief Financial Officer to accept a chief financial officer position at an early stage private company located in Washington, DC. She will remain with the Company as its Chief Financial Officer through the first quarter earnings and 10-Q filing. Ms. Moyer’s departure is not related to any disagreement with the Company’s Board of Directors (the “Board”), audit committee or the Company’s auditors. The Company has commenced a search for a new Chief Financial Officer.

Upon Ms. Moyer’s resignation, in the interim, AJ Gollinger, the Company’s controller, will act as the Company’s principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d) Effective April 15, 2016, Darius G. Nevin was appointed as a Class III director of the Company to serve until the Company’s 2018 Annual Meeting of Stockholders. In connection therewith, the Board increased the authorized number of directors of the Company from six (6) to seven (7). Mr. Nevin was also appointed to serve on the Board’s audit committee.

Mr. Nevin is a member of G3 Capital Partners, LLC, a consulting company and expert advisor to private equity firms regarding the security industry. He is also a member of G3 Investment Holdings, LLC, an investment company. Prior to co-founding G3 Capital Partners, LLC in October 2010, Mr. Nevin served as chief financial officer of Protection One, Inc., a publicly traded company, from 2001 until June 2010. He has served as a director of WCI Communities, Inc., a publicly traded community developer and luxury homebuilder, since July 2013. Mr. Nevin earned an A.B. from Harvard College and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Nevin will be eligible to receive compensation for his service in accordance with the Company’s standard compensation arrangements for non-employee directors as described under the headings “Director Compensation” and “Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2016.

In connection with his appointment, the Board approved the grant to Mr. Nevin of an option to purchase up to 36,000 shares of the Company’s common stock. In accordance with the Company’s option grant practices, the grant will be made on May 15, 2016, the next option grant window, and will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on May 13, 2016, the last preceding trading day prior to the date of grant. The option will vest in a series of twelve successive equal quarterly installments over the 36-month period measured from the date of grant, subject to his continuous service with the Company through each vesting date.

Any options or stock units awards granted to Mr. Nevin pursuant to the Company’s non-employee director compensation policy that are subject to vesting will become fully vested upon a change in control as long as he is providing continuous service as of the date of such change in control.

Mr. Nevin was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Nevin and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 19, 2016, the Company issued a press release announcing the management and Board changes described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: April 19, 2016

	By:	/s/ Stephen Trundle
Stephen Trundle
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 19, 2016.